UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)

(832) 854-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2025, the board of directors (the “Board”) of Chevron Corporation (the “Corporation”) appointed John B. Hess as a member of the Board, effective July 28, 2025 (the “Effective Date”). Mr. Hess will also serve as a member of the Public Policy and Sustainability Committee of the Board.

Mr. Hess, age 71, served as Chief Executive Officer of Hess Corporation (“Hess”) from 1995 until July 18, 2025, and as Chairman and Chief Executive Officer of Hess Midstream GP LLC, the General Partner of Hess Midstream LP, from 2014 until July 18, 2025. Mr. Hess was a director of Hess from 1978 until July 18, 2025, and previously served as its Chairman of the Board from 1995 until 2013. He has served as a director of The Goldman Sachs Group, Inc. since June 2024 and previously served as a director of KKR & Co. Inc. from July 2011 until June 2023.

On July 28, 2025, the Board also approved a prorated grant to Mr. Hess of the annual restricted stock unit award granted to non-employee Directors under the Chevron Non-Employee Directors’ Equity Compensation and Deferral Plan (the “NED Plan”), to be granted on the Effective Date. The number of restricted stock units to be received by Mr. Hess is equal to the product of (x) $235,000 and (y) a fraction, the numerator of which is the number of days remaining in the Annual Compensation Cycle (as defined in the NED Plan) beginning on the Effective Date and the denominator of which is the total number of days in the Annual Compensation Cycle, and dividing that product by the closing Chevron common stock price on the Effective Date. Mr. Hess will also be entitled to receive the annual cash retainer for non-employee Directors of $155,000, which will be prorated.

Memorandum of Understanding

On July 14, 2025, in anticipation of and subject to the closing of the Corporation’s previously announced acquisition of Hess, which closed on July 18, 2025 (the “Closing”), Chevron U.S.A. Inc., a Pennsylvania corporation and a wholly owned subsidiary of the Corporation (“Chevron USA”), and HFO Holdings LLC, a Delaware limited liability company wholly owned by Mr. Hess (“HFO”), entered into a non-binding memorandum of understanding, pursuant to which the parties expressed their mutual desire to progress discussions with respect to the following transactions:

•	Chevron USA will operate the business of Hess Toy Truck LLC (“ToyCo”), a limited liability company that holds assets comprising the Hess toy truck business (other than the Transferred Trademarks (as defined below)), after the Closing. Effective as of April 1, 2026, Chevron USA is expected to cause the transfer of its interest in ToyCo to HFO or its designee for a price to be determined based on an independent appraisal of the value of ToyCo.
•	Effective as of October 1, 2025, Chevron USA is expected to cause the transfer of its interest in HG Aircraft LLC (“AirCo”), a limited liability company that holds a leasehold interest in an aircraft (the “Aircraft”), a hangar lease and mechanical tools, to HFO or its designee for a price to be determined based on an independent appraisal of the value of AirCo. In connection with the proposed transfer, Chevron USA intends to terminate AirCo’s lease in the Aircraft, HFO or its designee is expected to pay to the lessor of the Aircraft the fair market value of the Aircraft (expected to be approximately $25 million to $30 million), and Chevron USA is expected to be responsible for the balance of any termination fee in excess of such fair market value (expected to be approximately $5 million to $10 million) with respect to the existing lease. Prior to October 1, 2025, Mr. Hess is expected to continue to have access to the Aircraft for personal use in exchange for Mr. Hess’s continued payment of incremental costs for such use of the Aircraft under an existing timesharing agreement.
•	Effective 90 days after the Closing, Chevron USA is expected to cause the assignment of its interest in HLOGO LLC, a limited liability company that holds the intellectual property rights with respect to the “Hess” name and all trademarks and logos that contain “Hess” (collectively, the “Transferred Trademarks”), and the www.hess.com domain and any other domains or social media accounts that contain “Hess” (collectively, the “Electronic Assets”) to HFO or its designee. As part of the proposed assignment, HLOGO LLC is expected to grant Chevron USA an exclusive (in the field of oil and gas business), perpetual, irrevocable, fully paid up, royalty free, worldwide license (the “Trademark License”) to use and display the Transferred Trademarks in connection with the oil and gas business (and the ToyCo business prior to its proposed transfer). HLOGO LLC is also expected to grant Chevron USA a license with respect to the Electronic Assets for a period not to exceed three years, subject to any extensions agreed by the parties. The proposed transfer of the Transferred Trademarks and Electronic Assets is expected to be made for a price to be determined based on an independent appraisal of the value of the Transferred Trademarks and Electronic Assets.

Transition Services Agreement

Also on July 14, 2025, and in anticipation of and subject to the Closing, Chevron USA and HFO entered into a transition services agreement (the “TSA”), pursuant to which Chevron USA will provide to HFO the following services:

•	Storage, access and shipping of the original Hess oil delivery truck and other historical artifacts, certain artwork and other tangible Hess family personal property, which cost is estimated to be less than $200,000;
•	IT support services, to be reimbursed by HFO in an amount estimated to be an average of $50,000 per month; and
•	Office space through June 30, 2026, subject to extension at HFO’s option to June 30, 2027 (the “Sublease Term”), for $50,000 per month to be paid by HFO; related onsite facilities support services through the Sublease Term, to be reimbursed by HFO in an amount estimated to be an average of $20,000 per month; and administrative support services, to be reimbursed by HFO in an amount estimated to be an average of $60,000 per month.

Additionally, pursuant to the TSA, Chevron USA will make reasonable efforts to retain certain employees who support HFO until no later than September 16, 2025, and HFO will reimburse Chevron USA for all of the related costs of retaining such employees, which are estimated to be an aggregate of $255,000 per month (including salary, health and welfare benefits and other benefits), and may include up to an aggregate of $500,000 of enhanced pension benefits and post-retirement medical benefits for certain employees.

The TSA will terminate upon the later of (i) the completion of the IT support services described above (expected to be up to three years from the date of the Closing), or (ii) the Sublease Term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2025

CHEVRON CORPORATION
By:	/s/ Christine L. Cavallo
Name:	Christine L. Cavallo
Title:	Assistant Secretary